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                                                                    EXHIBIT 10.2

                             SIDE LETTER AGREEMENT


     This Agreement is between Amoco Production Company ("Amoco") and HS Resources, Inc. ("HS") and is dated this 25 day of November, 1997.

     Amoco desires to sell, assign and convey to HS and HS desires to purchase and accept certain oil and gas properties and related interests;

     Amoco and HS also desire to exchange certain oil and gas properties;

     The parties have reached agreement regarding such sale, purchase, and exchange and wish to set forth in this side letter their agreement regarding the total consideration for the transaction for purposes of public announcement and press releases with respect thereto.

     In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows;

     1. The total consideration to be paid by HS for the purchase of the properties as described in the Agreement is as follows:

               a.  US$290,000,000 in cash;
               b.  1,200,000 shares of HS common stock; and
               c. Conveyance of certain of HS properties as described in Exhibit B to the Agreement.

     2. For the purpose of any press release or public announcement regarding this transaction, the parties agree to use $333,000,000.00 as the total consideration to be paid or to be received in conjunction with the closing of the transaction.



AMOCO PRODUCTION COMPANY                 HS RESOURCES, INC.

By: /s/ LON O. BUEHNER                   By: /s/ GEORGE H. SOLICH
   --------------------------               ----------------------------------
Name: Lon O. Buehner                     Name:   George H. Solich
Title: Attorney-In-Fact                  Title:  Vice President, Acquisitions
                                                 and Divestitures